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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 20, 1999



                         COMMISSION FILE NUMBER 0-27920


                              Garden Botanika, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 Washington                               91-1464962
    (STATE OR OTHER JURISDICTION OF          (IRS EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)



                              8624 154th Avenue NE
                            Redmond, Washington 98052
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (425) 881-9603
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.  OTHER EVENTS.

On April 20, 1999, Garden Botanika, Inc. (the "Company") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (United States Bankruptcy Court for the Western District of Washington at Seattle, the Honorable Karen A. Overstreet, Case No. 99-04464) in order to address obligations associated with the Company's recent financial difficulties and related reorganization efforts. On April 23, 1999, Judge Overstreet approved interim debtor-in-possession financing of up to $2.2 million under the terms of a $7.0 credit facility obtained from BankBoston Retail Finance Inc. (BankBoston). On April 30, 1999, Judge Overstreet issued an order granting the Company the authority to close 95 of its 245 retail stores.

Copies of the Company's press release announcing its bankruptcy filing, as well as a copy of its credit facility with BankBoston, are attached as Exhibits to this filing.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (C) EXHIBITS

        10.33   Second Amendment to Employment Agreement

        10.34   Loan and Security Agreement with BankBoston Retail Finance Inc.

        99.1    Press Release dated April 20, 1999 announcing bankruptcy filing


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SIGNATURES:


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   GARDEN BOTANIKA, INC.
                                   Registrant



May 3, 1999                        /s/ Arlee J. Jensen
-----------                        -----------------------------------------
Date                               Arlee J. Jensen
                                   President
                                   (Principal Executive Officer)



May 3, 1999                        /s/ George W. Newman
-----------                        -----------------------------------------
Date                               George W. Newman
                                   Vice President & Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


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                                EXHIBIT INDEX


Exhibit No.      Description
-----------      -----------

  10.33          Second Amendment to Employment Agreement

  10.34          Loan and Security Agreement with BankBoston Retail Finance Inc.

  99.1           Press Release dated April 20, 1999 announcing bankruptcy filing